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                                                                    Exhibit 99.1

JUPITER ACQUIRES NET MARKET MAKERS AND INTERNET RESEARCH GROUP, EXPANDING ASSETS IN BUSINESS-TO-BUSINESS COMMERCE RESEARCH

Major Initiatives Also Include New Advisory Service, and Jupiter B-to-B Conference/Expo, Slated for June in San Francisco

NEW YORK, FEBRUARY 29, 2000 -- Jupiter Communications, Inc (NASDAQ: JPTR) the worldwide authority on Internet Commerce, today announced two acquisitions as well as several other initiatives that will significantly broaden and deepen the Company's expertise in the business-to-business sector of the Internet economy.

To expand its business-to-business capabilities, Jupiter has signed definitive agreements to acquire privately-held Internet Research Group, ("IRG"), the leading research and consulting firm focused exclusively on Internet infrastructure markets, and Net Market Makers ("NMM"), the leading source for information and market education on a new breed of business intermediaries, for an aggregate consideration of approximately $50.6 million in cash and common stock.

Concurrently, the Company announced the launch of a new conference and exhibition, the Jupiter Business-to-Business Commerce Forum, to be held in early June, and a new Business-to-Business Commerce research and advisory service. Both initiatives will examine the fresh challenges and opportunities facing companies utilizing the Internet for commercial transactions with their suppliers, partners and customers.

Commenting on the business-to-business announcements, Chairman and Chief Executive Officer Gene DeRose said, "These initiatives cement our position as the worldwide authority on Internet commerce. Since we're the only research firm with an established business model focusing exclusively on the business issues that drive the Internet economy, the opportunities that business-to-business coverage offers Jupiter are tremendous. We decided to expand our presence in this particular, essential segment only once we were assured that we would be the leading authority, and we could bring our unique combination of assets to bear on the opportunity. Taken together, we are quickly adding tremendous executive and analytical talent, enlarging the scope of our research and conference businesses, expanding our own Web initiatives, and strengthening our Silicon Valley presence.

"We already have an extensive roster of business-to-business clients, spanning companies that enable the Internet economy with technology and services and those that use the Internet to market and sell products and services to other businesses," continued DeRose. "These clients already rely on our expertise to
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Press Release                                                        Page 2 of 3

help them manage the operations of a Web site, to scale a business for transaction and traffic growth, and to understand how the dynamism of the Internet enables innovative marketing and distribution models. By adding explicit coverage of, and events devoted to the exploding business-to-business commerce phenomena, we intend to greatly expand our relationships with existing client companies, while attracting many more with our complete set of research and advisory solutions."

NET MARKET MAKERS (NMM)

NMM provides information, analysis, resources and connections to the people who build and grow Net markets, as well as to the broader community of investors, technology providers and others who facilitate this growth. Headquartered in Berkeley, California, NMM produces four major events a year which bring Internet entrepreneurs together across industry verticals. The company also publishes a monthly newsletter and writes research reports and provides consulting services. Named by Forbes as the "Best of the Web" in February, 2000, Forbes gave Net Market Makers kudos for its original reporting and collection of relevant information and deemed it "Your one-stop site for B2B e-commerce."

"Net Market Maker's forums are the place to be for anyone who wants to understand the hottest growth areas of business-to-business commerce," said DeRose. "That's because Kevin Jones, NMM's founder, was one of the first to recognize the enormous potential for b-to-b. Beyond mere recognition of the potential, moreover, Kevin and his team have put a compelling intellectual framework around the phenomena, attracting companies and investors alike to the Net Market Maker vision. The fit with Jupiter is a perfect one, as we both believe in the unique power of combining events, information and advisory services to create a profitable community of professionals."

Kevin Jones, CEO and co-founder at Net Market Makers said, "Jupiter Communications has long been the dominant player in the Internet commerce world and Net Market Makers is the acknowledged leader in business-to-business. This acquisition will enable us together to help bring the entire economy online. It will let us better serve the B2B community as a whole with more diverse services that reach broad and deep, give us increased infrastructure, and more resources."

INTERNET RESEARCH GROUP

Internet Research Group, a research and consulting firm that focuses exclusively on Internet technologies and markets, has developed a multi-client research service that allows it to continually study and analyze internet infrastructure markets in great depth. IRG identifies emerging technologies and businesses through its custom research projects, ensuring that its research services directly address current issues faced by companies engaged in e-commerce. IRG has helped develop e-business strategies for such clients as Adobe Systems, Allied Signal, Bell Atlantic, General Electric, Hewlett-Packard, IBM, Oracle and Sun Microsystems. In its Internet infrastructure practices, IRG serves such clients as Akamai Technologies, CacheFlow, Lucent, Network Appliance, and Novell. Headquartered in Los Altos, California, IRG has 18 research analysts out of a total of 25 employees.

Commenting on the acquisition, DeRose said, "IRG brings to Jupiter an incredible team of experienced, high-quality analysts with a strong vendor client list which adds immediate infrastructure depth to support our rapid growth, and expands our reach into the vendor community. John Katsaros has built a team with deep expertise on how the Internet is changing business processes, and they have delivered some of the pioneering insight into the evolution of content delivery over the Internet. The similarities between IRG's business model and Jupiter's business model, as well as the cultural similarities, of the two companies."
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Press Release                                                        Page 3 of 3

"Jupiter has consistently set new standards for quality in Internet research while undergoing phenomenal growth, and we're very excited about contributing to their organization," said John Katsaros, president of IRG. "By combining IRG's business-to-business and Internet Infrastructure expertise with Jupiter's incredible market presence, we believe we can help Jupiter extend its leadership to the b-to-b and vendor communities."

Jupiter Communications, Inc. (Nasdaq: JPTR) is a leading provider of research on Internet commerce. Jupiter's research, which is solely focused on the Internet economy, provides clients with comprehensive views of industry trends, forecasts, and best practices. The company's research services are provided primarily through its continuous subscription services. Jupiter also produces a wide range of conferences that offer senior executives the opportunity to hear firsthand the insights of its analysts and the leading decision-makers in the Internet and technology industries. Jupiter Communications is based in New York City, with operations in London, San Francisco, Stockholm, Sydney and Tokyo. For more information on Jupiter Communications visit http://www.jup.com.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Jupiter Communications, Inc. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors, which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Jupiter Communications' reports and documents filed from time to time with the Securities and Exchange Commission.

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